UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 4, 2013

(Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	001-34624 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia, Suite 1200

Portland, Oregon 97258

(Address of Principal Executive Offices)(Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 4, 2013, Umpqua Holdings Corporation, parent company of Umpqua Bank and Umpqua Investments, Inc., issued a press release announcing that Umpqua Holdings Corporation and Umpqua Bank have signed a definitive agreement to acquire Financial Pacific Holding Corp. for $158 million in cash.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	EXHIBIT

	99.1	Press Release of Umpqua Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: June 4, 2013	By: /s/ Steven Philpott Steven Philpott Executive Vice President / General Counsel

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS

Ray Davis                                                                   Ron Farnsworth

President & CEO                                                       EVP/Chief Financial Officer

Umpqua Holdings Corporation                                   Umpqua Holdings Corporation

503-727-4101                                                           503-727-4108

raydavis@umpquabank.com                    Ronfarnsworth@umpquabank.com

UMPQUA BANK ANNOUNCES ACQUISITION OF FINANCIAL PACIFIC HOLDING CORP

Financial Pacific Leasing nationally recognized leader in equipment leasing industry

Accretive acquisition to diversify and grow Umpqua’s lending platform

PORTLAND, Ore. – June 4, 2013 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, Inc., announced today that Umpqua Holdings and Umpqua Bank have signed a definitive agreement to acquire Financial Pacific Holding Corp. (FinPac) for $158 million in cash.  FinPac is currently majority-owned by an affiliate of Flexpoint Ford, LLC, a Chicago-based private equity firm.  FinPac is parent company of Financial Pacific Leasing, LLC, which provides business-essential commercial equipment leases and loans to various industries throughout the United States, and is based in Federal Way, Washington.

FinPac had total assets of $279 million as of April 30, 2013, with tangible equity of $57 million expected at close.  Upon completion of the acquisition, Financial Pacific Leasing will become a subsidiary of Umpqua Bank, reporting directly to Cort O’Haver, EVP Commercial Banking of Umpqua Bank.

“Combining FinPac’s talented staff and national reach with Umpqua Bank’s funding will provide valuable diversification and enhance Umpqua’s profitability,” said Cort O’Haver, EVP Commercial Banking of Umpqua Bank. “The platform is scalable, and is consistent with other key expansion initiatives we’ve completed over the last three years, including our business banking, agriculture lending and home builder lending groups.”

 “We are excited to become a part of Umpqua Bank, which is one of the most respected community banks in the country,” said Paul Menzel, President and Chief Executive Officer of Financial Pacific Holdings. “We’re confident this transaction will create value for both organizations, and look forward to leveraging our combined strengths for continued growth in the future.”

“This transaction, along with the dividend increase we announced last month, represents another effective use of our capital,” said Ray Davis, president and CEO of Umpqua Bank. “At eight times 2012 earnings, this represents a disciplined acquisition which leverages excess capital, deploys excess liquidity into significantly higher yielding assets, provides growth and further diversification, and increases profitability.  Further, this transaction does not rule out the possibility of additional strategic acquisitions in the future, as we continue to deploy remaining excess capital for the benefit of our shareholders.”

The boards of both companies and Flexpoint Ford, LLC have approved the transaction. Completion of the acquisition is expected within 30 days.

Umpqua Holdings Corporation expects the following financial impact from this acquisition:

➢  Operating earnings per share accretion of 14% in the first full year,

➢  Internal rate of return in excess of 30%,

➢  Tangible book value dilution earn back of 4 years,

➢  Immediate accretion of approximately 35 basis points to the net interest margin, and

➢  The operational integration of the combined institutions is expected to be minimal and completed immediately following closing.

Wachtell, Lipton, Rosen and Katz served as legal advisor, and J.P. Morgan Securities LLC served as financial advisor, to the board of directors of Umpqua Holdings Corporation.  Kirkland & Ellis LLP served as legal advisor to Flexpoint Ford, LLC.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations between San Francisco, California, and Seattle, Washington, along the Oregon and Northern California Coast, Central Oregon and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and non-profits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdings.com.

About Financial Pacific Leasing

Financial Pacific Leasing is a commercial finance company that leases equipment to small businesses. The Company originates leases through a nationwide network of third-party brokers. Financial Pacific’s average lease is approximately $25,000, and its portfolio is comprised of a diverse set of equipment types, including vehicles/trailers, medical equipment, computer systems, restaurant equipment and construction equipment.

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders.  These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including the timing of completion of the proposed transaction,  the ability to realize the anticipated benefits of the proposed transaction, business disruptions following the proposed transaction, distraction of management attention in order to complete the proposed transaction, loss of customers or counterparties as a result of the proposed transaction, changes in interest rates and capital markets, changes in credit risk and asset quality, changes in regulation or regulatory environment and those additional factors set forth from time to time in Umpqua’s filings with the SEC.  You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.  In this press release we make forward-looking statements about anticipated diversification and profitability from the transaction, future deployment of capital, the timetable for completing the acquisition and the expected financial impact on Umpqua Holdings Corporation from the announced acquisition.   Specific risks in this press release include lower than expected earnings, lower than expected net interest margin accretion, unanticipated cost or delay associated with integration activities, increased regulatory capital requirements and regulatory limitations on capital deployment.

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